FOR IMMEDIATE RELEASE

Iron Mountain Reports First Quarter 2018 Results

BOSTON – April 26, 2018 – Iron Mountain Incorporated (NYSE: IRM), the storage and information management services company, announces financial and operating results for the first quarter of 2018. The conference call / webcast details, earnings call presentation and supplemental financial information, which includes definitions of certain capitalized terms used in this release and reconciliations of non-GAAP measures to the appropriate GAAP measures, are available on Iron Mountain’s Investor Relations website at http://investors.ironmountain.com/company/for-investors/events-and-presentations/events/event-details/2018/Q1-2018-Iron-Mountain-Incorporated-Earnings-Conference-Call/default.aspx or by clicking HERE.

Financial Performance Highlights

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Total Revenues, on a reported basis, for the first quarter of 2018 were $1.04 billion, up 11% from $939 million in 2017. On a constant dollar (C$) basis, Total Revenues grew 8% over the first quarter of 2017.

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Income from Continuing Operations for the first quarter of 2018 was $46 million, compared with $59 million in the first quarter of 2017. Income from Continuing Operations in the first quarter of 2018 included Other Expense of $20 million primarily related to foreign currency transaction losses, while the first quarter of 2017 included Other Income of $6 million associated with a foreign currency transaction gain. In addition, Income from Continuing Operations in the first quarter of 2018 included significant acquisition costs of $19 million, compared with $21 million in the first quarter of 2017.

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On a reported dollar basis, Adjusted EBITDA for the first quarter of 2018 was $343 million, an increase of 17% from $293 million in 2017, reflecting the impact of acquisitions, higher gross margins as well as benefits from synergies and the company’s Transformation Initiative. On a C$ basis, Adjusted EBITDA increased by 14%.

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Reported EPS - Fully Diluted from Continuing Operations for the first quarter of 2018 was $0.16 compared with $0.22 in the year-ago period. Reported EPS was impacted by increased interest, depreciation and amortization expense related to recent data center business acquisitions.

•	Adjusted EPS for the first quarter was $0.24, compared with $0.24 in the first quarter of 2017. The structural tax rate was 19.5%, compared with 23.1% a year ago.

•	Net Income for the first quarter of 2018 was $45 million compared with $59 million in 2017, reflecting the same impacts as noted for Reported EPS above.

•	FFO (Normalized) per share was $0.49 for the first quarter of 2018, compared with $0.48 in 2017.

•	AFFO was $222 million for the first quarter of 2018 compared with $171 million in 2017, an increase of 30%. The increase was primarily driven by the growth in Adjusted EBITDA.
Guidance

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The company maintained its 2018 full year guidance. The Company expects, on a constant dollar basis, Revenue growth of 7% to 9%, Adjusted EBITDA growth of 12% to 16% and AFFO growth of 5% to 13% for full year 2018. Guidance details are available on Page 6 of supplemental financial information.

Forward Looking Statement
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws and is subject to the safe-harbor created by such Act. Forward-looking statements include, but are not, limited to, our financial performance outlook and statements concerning our operations, economic performance, financial condition, goals, beliefs, future growth strategies, investment objectives, plans and current expectations, such as 2018 guidance, and statements about our investment and other goals. These forward-looking statements are subject to various known and unknown risks, uncertainties and other factors. When we use words such as "believes," "expects," "anticipates," "estimates" or similar expressions, we are making forward-looking statements. Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved, and actual results may differ materially from our expectations. In addition, important factors that could cause actual results to differ from expectations include, among others: (i) our ability to remain qualified for taxation as a real estate investment trust for U.S. federal income tax purposes; (ii) the adoption of alternative technologies and shifts by our customers to storage of data through non-paper based technologies; (iii) changes in customer preferences on and demand for our storage and information management services; (iv) the cost to comply with current and future laws, regulations and customer demands relating to data security and privacy issues, as well as fire and safety standards; (v) the impact of litigation or disputes that may arise in connection with incidents in which we fail to protect our customers' information and the cost of complying with and improving data security; (vi) changes in the political and economic environments in the countries in which our international subsidiaries operate and changes in the global political climate; (vii) our ability or inability to manage growth, expand internationally, complete acquisitions on satisfactory terms and to close pending acquisitions and to integrate acquired companies efficiently; (viii) the impact of service interruptions or equipment damage, and cost of power on our data center operations; (ix) our ability or inability to satisfy our debt obligations and restrictions in our debt instruments; (x) changes in the amount of our capital expenditures and our ability to invest in accordance with plan; (xi) changes in the cost of our debt; (xii) the impact of alternative, more attractive investments on dividends; (xiii) the cost or potential liabilities associated with real estate necessary for our business; (xiv) the performance of business partners upon whom we depend for technical assistance and shared services; (xv) other trends in competitive or economic conditions affecting our financial condition or results of operations not presently contemplated; and (xvi) other risks described more fully in our filings with the Securities and Exchange Commission, including under the caption “Risk Factors” in our periodic reports or incorporated therein. You should not rely upon forward-looking statements except as statements of our present intentions and of our present expectations, which may or may not occur. Except as required by law, we undertake no obligation to release publicly the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About Iron Mountain
Iron Mountain Incorporated (NYSE: IRM), founded in 1951, is the global leader for storage and information management services. Trusted by more than 225,000 organizations around the world, and with a real estate network of more than 85 million square feet across more than 1,400 facilities in over 50 countries, Iron Mountain stores and protects billions of valued assets, including critical business information, highly sensitive data, and cultural and historical artifacts. Providing solutions that include information management, digital transformation, secure storage,  secure destruction, as well as data centers, cloud services and art storage and logistics, Iron Mountain helps customers lower cost and risk, comply with regulations, recover from disaster, and enable a more digital way of working. Visit www.ironmountain.com for more information.

Investor Relations Contacts:
Melissa Marsden                         Anjaneya Singh, CFA
Senior Vice President, Investor Relations             Director, Investor Relations
melissa.marsden@ironmountain.com            anjaneya.singh@ironmountain.com
(617) 535-8595                     (617) 535-8577

Media Contacts:
Christian T. Potts                        Kaitlyn Rawlett
Director, Corporate Communications            Weber Shandwick
Christian.Potts@ironmountain.com                KRawlett@webershandwick.com
(617) 535-8721                     (212) 445-8082